TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION (SECTION 7)

The Registrar of Corporate Affairs, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

TABARELLI EQUITIES S.A.

BVI COMPANY NUMBER: 1028854

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 18th day of May, 2006.

CERTIFIED A TRUE COPY
Icaza, González-Ruiz & Alemán (BVI) Trust Limited, as Registered Agent of
Tabarelli Equities S.A
Date: June 16, 2017.
Signature: [signature]

REPUBLICA DE PANAMA
NOTARIA TERCERA DEL CIRCUITO

REPUBLICA de PANAMA * TIMBRE NACIONAL *
1842 9629
19 06 17
B/.010.00
P.B. 11-09

BBC0010

[signature]
REGISTRAR OF CORPORATE AFFAIRS
18th day of May, 2006

Yo, Licdo. CECILIO ROBERTO MORENO AROSEMENA, Notario Público Tercero del Circuito de Panamá, con Cédula de identidad No. 8-164-80.

CERTIFICO

Que se ha cotejado la(s) firma(s) anteriores con la que aparece en la copia de la Cédula o Pasaporte de (los) fimantes(s) y a mi parecer son similares por consiguiente dicha(s) firma(s) es (son) auténticas(s). 19 JUN 2017.

Panamá: ______________________

Testigo Testigo

Licdo. CECILIO ROBERTO MORENO AROSEMENA
Notario Público Tercero

REPÚBLICA DE PANAMÁ
NOTARIA TERCERA DEL CIRCUITO

APOSTILLE

Convention de La Haye du 5 octobre 196

1. País: PANAMÁ

El presente documento Público

2. Ha sido firmado por [illegible]

3. quién actúa en calidad de: [illegible]

4. y está revestido del sello/timbre de [illegible]

CERTIFICADO

5. EN PANAMÁ 6. el 19 JUN 2017

7. por DIRECCIÓN ADMINISTRATIVA

8. Bajo el numero: [illegible]

9. Sello, Timbre 10. Firma [illegible]

DIRECCIÓN DE FINANZAS
TESORERÍA
MINISTERIO DE GOBIERNO

REPÚBLICA DE PANAMÁ
DEPARTAMENTO DE TESORERÍA
MINISTERIO DE GOBIERNO

Esta Autorización no
no implica responsabilidad
en cuanto al contenido
del documento